Exhibit 99.1

QUIKSILVER, INC. AND SUBSIDIARIES - CONTINUING OPERATIONS

INFORMATION RELATED TO OPERATING SEGMENTS (UNAUDITED)

									Fiscal year ended
In thousands	Q1		Q2		Q3		Q4		October 31,
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Revenues, net:
Americas	$182,637	$200,966	$226,301	$218,936	$261,191	$277,589	$223,204	$263,228	$893,333	$960,719
EMEA	156,174	158,516	156,466	188,720	150,589	145,723	168,317	179,032	631,546	671,991
APAC	72,695	74,474	63,581	73,338	62,769	71,349	83,025	86,357	282,070	305,518
Corporate operations	683	746	956	1,658	615	604	1,367	613	3,621	3,621

	$412,189	$434,702	$447,304	$482,652	$475,164	$495,265	$475,913	$529,230	$1,810,570	$1,941,849

Gross Profit:
Americas	$78,121	$84,487	$90,772	$95,556	$109,513	$120,151	$91,882	$108,167	$370,288	$408,361
EMEA	91,734	97,368	84,314	105,834	90,905	84,075	91,222	89,652	358,175	376,929
APAC	39,236	38,110	31,523	35,761	32,259	39,161	40,856	43,296	143,874	156,328
Corporate operations	682	110	(1,155)	(520)	855	(7)	(288)	118	94	(299)

	$209,773	$220,075	$205,454	$236,631	$233,532	$243,380	$223,672	$241,233	$872,431	$941,319

SG&A Expense:
Americas	$85,187	$86,249	$83,877	$85,265	$76,920	$89,828	$73,752	$88,008	$319,736	$349,350
EMEA	77,215	82,693	75,843	80,100	83,027	77,442	88,261	82,480	324,346	322,715
APAC	37,192	37,231	37,735	39,961	33,838	37,724	37,624	42,229	146,389	157,145
Corporate operations	16,745	17,599	14,473	12,399	15,101	14,398	20,767	14,644	67,086	59,040

	$216,339	$223,772	$211,928	$217,725	$208,886	$219,392	$220,404	$227,361	$857,557	$888,250

Asset Impairments:
Americas	$1,621	$—	$5,322	$415	$1,086	$141	$1,182	$4,711	$9,211	$5,267
EMEA	1,547	—	10	—	1,066	—	381	560	3,004	560
APAC	—	—	—	—	—	—	112	1,407	112	1,407
Corporate operations	—	—	—	—	—	—	—	—	—	—

	$3,168	$—	$5,332	$415	$2,152	$141	$1,675	$6,678	$12,327	$7,234

Operating Income/(Loss):
Americas	$(8,687)	$(1,762)	$1,573	$9,876	$31,507	$30,182	$16,948	$15,448	$41,341	$53,744
EMEA	12,972	14,675	8,461	25,734	6,812	6,633	2,580	6,612	30,825	53,654
APAC	2,044	879	(6,212)	(4,200)	(1,579)	1,437	3,120	(340)	(2,627)	(2,224)
Corporate operations	(16,063)	(17,489)	(15,628)	(12,919)	(14,246)	(14,405)	(21,055)	(14,526)	(66,992)	(59,339)

	$(9,734)	$(3,697)	$(11,806)	$18,491	$22,494	$23,847	$1,593	$7,194	$2,547	$45,835